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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



                                JANUARY 29, 2002
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                Date of report (Date of earliest event reported)


                        SUBURBAN LODGES OF AMERICA, INC.
             (Exact Name of Registrant as Specified in Its Charter)


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            GEORGIA                                000-28108                              58-1781184
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
 (State or Other Jurisdiction              (Commission File Number)                    (I.R.S. Employer
       of Incorporation)                                                             Identification No.)

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                        300 GALLERIA PARKWAY, SUITE 1200
                             ATLANTA, GEORGIA 30339
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               (Address of Principal Executive Offices) (Zip Code)


                                 (770) 779-5000
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              (Registrant's telephone number, including area code)


                                       N/A
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          (Former Name or Former Address, if Changed Since Last Report



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ITEM 5.  OTHER EVENTS.

         On January 29, 2002, Suburban Lodges of America, Inc. (the "Company") and Intown Suites Management, Inc. ("Parent") announced that they had entered into an Agreement and Plan of Merger (the "Merger Agreement") among Intown Holding Company L.L.C., ("Holding"), Parent, Intown Sub, Inc. ("Sub") and the Company. Under terms of the Merger Agreement, the Company will become a wholly owned subsidiary of Parent, and each outstanding share of the Company's common stock, par value $0.01 per share ("Company Common Stock") will be cancelled and converted into the right to receive an amount in cash equal to $8.25, plus a unit of beneficial interest in a liquidating trust.

         Closing of the proposed merger is subject to various customary conditions, including the adoption and approval of the Merger Agreement by the Company's shareholders. In connection with the Merger Agreement, the directors, an affiliate of certain directors and several executive officers of the Company, who in the aggregate have the power to vote approximately 29% of the Companies' outstanding shares, have entered into an agreement (the "Voting
Agreement") to support and to vote in favor of the merger at the Company's shareholders' meeting.

         Concurrently with the execution and delivery of the Merger Agreement, the Company amended the Amended and Restated Rights Agreement, dated May 4, 2001, between the Company and American Stock Transfer & Trust Company (the "Rights Agreement") pursuant to Amendment No. 1 to the Amended and Restated Rights Agreement dated January 29, 2002 between the Company and American Stock Transfer & Trust Company (the "Rights Agreement Amendment") for purposes of, among other things, (i) amending the definition of Acquiring Person in the Rights Agreement to provide that none of Holding, Parent or Sub will be deemed to be an Acquiring Person for the purposes of the Rights Agreement as a result of the transactions contemplated by the Merger Agreement, (ii) amending the definition of Share Acquisition Date in the Rights Agreement to provide that no Share Acquisition Date shall occur as a result of the actions taken in connection with and pursuant to the Merger Agreement, and (iii) adding a new
Section 7(f) to the Rights Agreement to provide that the Rights Agreement will terminate upon consummation of the merger pursuant to the Merger Agreement.

         In addition, on January 29, 2002, Parent deposited $5 million cash in an escrow account with SouthTrust Bank (the "Escrow Agent"), to be held and disbursed in accordance with the terms of a Deposit Escrow Agreement, dated January 29, 2002, among the Company, Parent and the Escrow Agent. (the "Escrow Agreement").

         The foregoing summary is qualified in its entirety by reference to the Merger Agreement, the Voting Agreement, the Rights Agreement Amendment, the Escrow Agreement and the press release announcing the proposed merger, which are attached as exhibits hereto and are incorporated herein by reference in their entirety.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a)      Financial Statements of Businesses Acquired.

                  NONE.

         (b)      Pro Forma Financial Information.

                  NONE.

         (c)      Exhibits.

                  The following exhibits are filed with this Report:

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EXHIBIT NO.       DESCRIPTION
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

2.1 Agreement and Plan of Merger, dated January 29, 2002, among Intown Holding Company, L.L.C., Intown Suites Management, Inc., Intown Sub, Inc., and Suburban Lodges of America, Inc.

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EXHIBIT NO.       DESCRIPTION
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

2.2 Voting Agreement, dated January 29, 2002, among Intown Suites Management, Inc. and the parties listed on Schedule A thereto.

2.3 Deposit Escrow Agreement, dated January 29, 2002 among Suburban Lodges of America, Inc., Intown Suites Management, Inc. and SouthTrust Bank.

4.3 Amendment No. 1 to Amended and Restated Rights Agreement dated as of January 29, 2002 between Suburban Lodges of America, Inc. and American Stock Transfer & Trust Company.

99.1              Joint Press Release dated November 29, 2002.

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                               SUBURBAN LODGES OF AMERICA, INC.
                               (Registrant)

                               By: /s/ Paul A. Criscillis, Jr.
                               -------------------------------------------------
                               Name: Paul A. Criscillis, Jr.
                               Title: Vice President and Chief Financial Officer

Dated:  January 30, 2002


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                                    EXHIBITS


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
EXHIBIT NO.       DESCRIPTION
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
2.1               Agreement and Plan of Merger, dated January 29, 2002, among
                  Intown Holding Company, L.L.C., Intown Suites Management,
                  Inc., Intown Sub, Inc., and Suburban Lodges of America, Inc.

2.2 Voting Agreement, dated January 29, 2002, among Intown Suites Management, Inc. and the parties listed on Schedule A thereto.

2.3 Deposit Escrow Agreement, dated January 29, 2002 among Suburban Lodges of America, Inc., Intown Suites Management, Inc. and SouthTrust Bank.

4.3 Amendment No. 1 to Amended and Restated Rights Agreement dated as of January 29, 2002 between Suburban Lodges of America, Inc. and American Stock Transfer & Trust Company.

99.1              Joint Press Release dated November 29, 2002.

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